Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CDW Corporation

(Exact Name of Registrant as Specified in its Charter)

CDW LLC

(Exact Name of Registrant as Specified in its Charter)

CDW Finance Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.01(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred stock, par value $0.01(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares(3)(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Subscription Rights(4)(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities(5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Guarantee of Debt Securities(6)(7)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Share Purchase Contracts(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Share Purchase Units(8)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees.
(3)

Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)	The subscription rights to purchase shares of common stock, preferred stock, depositary shares or debt securities will be offered without consideration.
(5)	The debt securities may be issued by one or more of the registrants without guarantees or may be guaranteed by one or more of the registrants.
(6)	Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.
(7)	The guarantees of debt securities will be issued by one or more of the registrants and will be issued without additional consideration
(8)	These are securities of CDW Corporation.